Exhibit 99.1

Pursuant to the Florida Supreme Court's ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had until January 2008 to file individual lawsuits. Lawsuits by individuals requesting the benefit of the Engle ruling are referred to as the “Engle progeny” cases. In October 2013, the Company announced a settlement of the claims of over 4,900 Engle progeny plaintiffs. Notwithstanding the settlement, the claims of approximately 310 Engle progeny plaintiffs remain pending. For more information on the Engle case and on the settlement, see “Note 7 . Contingencies.”

(i)	Engle Progeny Cases with trial dates through March 31, 2016.

Alvarez, et al. v. R.J. Reynolds, et al., Case No. 07-030302 CA 32, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 09/17/14). Two individuals suing. The case is scheduled for trial starting 07/20/15.

Block (f/k/a Kaplan) v. R.J. Reynolds, et al., Case No. 08-26341, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/01/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 07/08/15.

Collar v. R.J. Reynolds, et al., Case No. 31 2011 CA 000115, Circuit Court of the 19th Judicial Circuit, Indian River County (case filed 02/08/11). One individual suing. The case is scheduled for trial starting 07/08/15.

Ewing v. R.J. Reynolds, et al., Case No. 2009-CA-002791, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 08/21/09).  One individual suing.  The case is set as the back up case for trial starting 10/19/15.

Feller v. R.J. Reynolds, et al., Case No. 14-13463 CA 25, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 07/07/14).  One individual suing.  The case is scheduled for trial starting 10/05/15.

Hull v. R.J. Reynolds, et al., Case No. 14-17702CA08, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 07/07/14). One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled to be tried in 10/15.

Ledea v. R.J. Reynolds, et al., Case No. 07-41730 CA 22, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/06/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled to be tried in 09/15.

Lima v. R.J. Reynolds, et al., Case No. 14-17705CA08, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 07/07/14). The case is scheduled to be tried in 11/15.

McCoy v. R.J. Reynolds, et al., Case No. 08-25806, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/05/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 08/12/15.  Although Liggett has been dismissed from the case pursuant to a proposal for settlement, Vector Group remains a party.

Merino v. R.J. Reynolds, et al., Case No. 08-01287 CA 25, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 01/10/08).  One individual suing.  The case is scheduled for trial starting 07/06/15.

Pijuan, et al. v. R.J. Reynolds, et al., Case No. 10-8359, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 02/08/10).  Two individuals suing.  The case is scheduled for trial starting 12/01/15.

Shulman, et al. v. R.J. Reynolds, et al., Case No. 2007 CA 023832 MB AF, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/04/08).  One individual suing.  The case is special set for trial starting 10/23/15.

(ii)	Post-Trial Engle Progeny Cases.

Boatright, et al. v. R.J. Reynolds, et al., Case No. 53-2011-CA-000158-000-WH, Circuit Court of the 10th Judicial Circuit, Polk County (case filed 01/12/11).  This was a personal injury action filed by a smoker and his spouse that proceeded to jury trial in October 2014.  At the close of plaintiff’s case, the court granted directed verdict to Liggett on all claims other than the claim for conspiracy to conceal.  In November 2014, the jury returned a verdict in favor of plaintiffs and awarded compensatory damages in the amount of $15,000,000.  The jury apportioned fault as follows:  Plaintiff - 15%, Philip Morris - 85%.  While the jury determined that Liggett’s participation in an agreement to conceal was a legal cause of injury to plaintiffs, the court refused to allow the jury to consider apportioning fault to Liggett.  The jury assessed punitive damages against Philip Morris for $19,700,000 and Liggett for $300,000.  Post-trial motions were denied.  In January 2015, a joint and several judgment was entered against the defendants for $12,750,000 for the compensatory damages. An additional $300,000 in punitive damages was awarded against Liggett. In February 2015, the defendants filed a notice of appeal to the Second District Court of Appeal. In March 2015, plaintiffs' motion for attorneys' fees was denied by the court. Plaintiff appealed that ruling.

Buchanan v. R.J. Reynolds, et al., Case No. 2007-CA-3565, Circuit Court of the 2nd Judicial Circuit, Leon County (case filed 12/17/07). This was a wrongful death action that proceeded to jury trial in November 2012. In December 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,500,000. The jury apportioned fault as follows: Decedent - 26%, Philip Morris - 37% and Liggett - 37% ($2,035,000). In April 2012, a joint and several judgment for $5,500,000 was entered against the defendants. In July 2014, the First District Court of Appeal affirmed the lower court, but certified to the Florida Supreme Court the issue of the statute of repose, which is currently before the court in Hess. In August 2014, defendants filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court. In September 2014, the Florida Supreme Court stayed the case pending the outcome of Hess. The parties reached a confidential settlement agreement regarding the amount of plaintiff's trial level attorneys' fees and costs in the event plaintiff prevails on appeal.

Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the17th Judicial Circuit, Broward County (case filed 05/15/08). This was a wrongful death action that proceeded to jury trial in April 2012. In May 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $20,500,000.  The jury apportioned fault as follows: Decedent - 20.5%, R.J. Reynolds - 27%, Philip Morris - 25%, Lorillard - 18% and Liggett - 9.5% ($1,947,500).  In August 2012, a joint and several judgment for compensatory damages of $16,100,000 was entered against the defendants. In addition, the judgment awarded plaintiff $7,600,000 in punitive damages against Liggett. An order of entitlement to attorneys' fees and costs was also entered against the defendants. In September 2012, the defendants filed a notice of appeal to the Fourth District Court of Appeal. The plaintiffs filed a notice of cross-appeal. Briefing is complete. Oral argument is set for June 16, 2015.

Cohen, D. v. R.J. Reynolds, et al., Case No. 09-004042, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 02/04/09).  This was a wrongful death action that proceeded to jury trial in April 2013. In May 2013, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $2,055,000. The jury apportioned fault as follows: Decedent - 40%, RJR - 30%, Lorillard - 20% and Liggett - 10% ($205,500). In June 2013, the trial court granted defendants' motion for a new trial. The new trial date has not been scheduled. Plaintiff filed a notice of appeal and the defendants filed a notice of cross appeal. Briefing is underway.

Irimi v. R.J. Reynolds, et al., Case No. 08-26337 19, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/30/08).  This was a wrongful death action that proceeded to jury trial in July 2014. On August 28, 2014 the jury returned a verdict in favor of plaintiff and awarded compensatory damages in the amount of $3,123,426. The jury apportioned fault as follows: Decedent - 70%, R.J. Reynolds - 14.5%, Lorillard - 14.5% and Liggett - 1% ($31,234). In January 2015, the court granted defendants' motion for a new trial and ordered a new trial. Plaintiff filed a notice of appeal to the Fourth District Court of Appeal.

Lambert v. R.J. Reynolds, et al., Case No. 2007-013530-CI-19, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 02/05/08).  This was a wrongful death action that proceeded to jury trial in September 2014.  Liggett was the only defendant at trial. On October 1, 2014, the jury returned a verdict in favor of plaintiff and awarded compensatory damages in the amount of $3,600,000. In addition, $9,500,000 in punitive damages were awarded by the jury. The jury apportioned fault as follows: Decedent - 70% and Liggett - 30%. Because Liggett was found liable for an intentional tort, the court refused to reduce the compensatory award by the decedent's comparative fault and final judgment was entered against Liggett for $13,100,000. In February 2015, Liggett filed a notice of appeal to the Second District Court of Appeal.

Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). This was a wrongful death action that proceeded to jury trial in March 2010. In April 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned fault as follows: Decedent - 35%, R.J. Reynolds - 30%, Liggett - 20% ($3,008,138) and Philip Morris - 15%. No punitive damages were awarded against Liggett. Defendants appealed the final judgment. The Fourth District Court of Appeal reversed and remanded the case for further proceedings, however, because it found that the trial court erred in entering summary judgment against defendants' on their statute of repose defense and in denying Defendants' Motion for Remittitur of the compensatory damage award for loss of consortium, it ruled that the award was excessive.  Plaintiff filed a motion for rehearing which was denied. Both parties filed notices to invoke the discretionary jurisdiction of the Florida Supreme Court. In December 2013, the Florida Supreme Court stayed the appeal pending the outcome of Hess. Plaintiff also moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Entitlement to an attorney fee award has been entered, and the amount of such award will be determined in a separate proceeding.

Tullo v. R.J. Reynolds, et al., Case No. 2008-CA-035457, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 11/14/08). This was a wrongful death action that proceeded to jury trial in March 2011. In April 2011, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $4,500,000. The jury apportioned damages as follows: Plaintiff - 45%, Philip Morris - 45%, Liggett - 5% ($225,000) and Lorillard - 5%. No punitive damages were awarded. In August 2013, the Fourth District Court of Appeal affirmed. Defendants' notice to invoke the discretionary jurisdiction of the Florida Supreme Court was denied. Liggett satisfied the merits judgment on October 22, 2014, and other than an issue regarding the calculation of interest on the judgment and Liggett's share of plaintiff's taxable costs, this matter is concluded.

Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). This was a wrongful death action that proceeded to jury trial in January 2012. In January 2012, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $1,000,000. The jury apportioned fault as follows: Decedent - 50%, R.J. Reynolds - 30%, Philip Morris - 10%, Lorillard - 9.9% and Liggett - 0.1% ($1,000). No punitive damages were awarded against Liggett. A joint and several judgment was entered against the defendants for $487,000. In September 2013, the First District Court of Appeal affirmed. Liggett satisfied the merits judgment on January 31, 2014. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Defendants appealed the trial court’s ruling that plaintiff was entitled to an attorney fee award.  On June 24, 2014, the appellate court reversed the trial court’s award of attorneys’ fees and remanded the case to the trial court to consider an award of attorneys’ fees on an alternative basis. Discovery is ongoing regarding the amount of attorneys' fees to which plaintiff may be entitled.

B. Other Individual Cases.

Bagshaw v. R.J. Reynolds, et al., Case No. 06-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 06/01/06). One individual suing. There has been no recent activity in this case.

Calhoun, et al., v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007970, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/27/02). Three individuals suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Capone v. Philip Morris Inc., et al., Case No. 05-10312-CA-24, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 05/12/14). One individual suing. There has been no recent activity in this case.

Colic v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-010844, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/18/03). One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Cotto v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-000748, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/22/03). One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Cox v. R.J. Reynolds, et al., Case No. 05-CA-000677, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing. There has been no recent activity in this case.

Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/30/08).  One individual suing. There has been no recent activity in this case.

Ditslear v. R.J. Reynolds, et al., Case No. 05-CA-000899, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/28/05). One individual suing. There has been no recent activity in this case.

Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Fuchs v. R.J. Reynolds, et al., Case No. 05-CA-000681, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/21/05). One individual suing. There has been no recent activity in this case.

Grant v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-002673, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/17/03). One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/15/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. In addition to Liggett, Vector Tobacco is named as a defendant. In October 2008, defendants filed a motion to dismiss the complaint. A hearing has not been scheduled.

Hearne v. R.J. Reynolds, et al., Case No. 06-CA-000550, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 01/20/06). One individual suing. There has been no recent activity in this case.

Hecker v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-009336, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/07/03). One individual suing. There has been no recent activity in this case.

Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants filed motions to dismiss the amended complaint. A hearing has not been scheduled.

Lewis v. R.J. Reynolds, et al., Case No. 05-CA-002167, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/09/05). One individual suing. There has been no recent activity in this case.

McDonald v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004767, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing. In January 2008, plaintiff filed a motion to amend the complaint alleging that plaintiff is a member of the Engle class. There has been no further activity in the case.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 07/10/97). One individual suing. Liggett is the only defendant in this case. The case is dormant.

Morgan v. Brown & Williamson Tobacco Co., et al., Case No. 02-CA-007084, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 08/02/02). One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Quinn v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-004768, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 05/19/03). One individual suing. There has been no recent activity in this case.

Schuman v. R.J. Reynolds, et al., Case No. 04-CA-009409, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 10/18/04). One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Shaw v. R.J. Reynolds, et al., Case No. 05-CA-002863, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 03/30/05). One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 06/26/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. There has been no recent activity in this case.

Swindells v. R.J. Reynolds, et al., Case No. 06-CA-007837, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/01/06). One individual suing. There has been no recent activity in this case.

Ward v. Brown & Williamson Tobacco Co., et al., Case No. 03-CA-008480, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/11/03). One individual suing. There has been no recent activity in this case.

Witt v. Brown & Williamson Tobacco Co., et al., Case No. 04-CA-008530, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 09/21/04). One individual suing. There has been no recent activity in this case.

Louisiana

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/97). One individual suing. There has been no recent activity in this case.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/03). Five individuals suing. There has been no recent activity in this case.

Maryland

Cook, et al. v. Union Carbide Corporation, et al., Case No. 24-X-13-000445, Circuit Court, Baltimore City (case filed 09/12/13). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In November 2013, defendants moved to dismiss the complaint. The motion is pending.

Cowens, et al. v. John Crane-Houdaille Inc., et al., Case No. 24-X-11-000335, Circuit Court, Baltimore City (case filed 09/12/13). Three individuals suing. Plaintiffs are the surviving children of decedent Frank E. Cowens. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Vector Tobacco Inc. In January 2014, defendants moved to dismiss the complaint. The motion is pending.

Culotta, et al. v. Union Carbide Corporation, et al., Case No. 24-X-12-000690, Circuit Court, Baltimore City (case filed 06/20/13). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2013, defendants moved to dismiss the complaint. The motion is pending.

Fales Jr., et al. v. John Crane-Houdaille, Inc., et al., Case No. 24-X-11-000326, Circuit Court, Baltimore City (case filed 06/10/13). One individual suing. Plaintiff is the surviving child of decedent Lolita Fales. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2013, defendants moved to dismiss the complaint. The motion is pending.

Lively, Jr., et al. v. Union Carbide Corporation, et al., Case No. 24-X-13-000710, Circuit Court, Baltimore City (case filed 03/20/15). One individual suing. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Vector Tobacco Inc.

Thorpe, et al. v. Union Carbide Corporation, et al., Case No. 24-X-14-000225, Circuit Court, Baltimore City (case 05/16/14). Two individuals suing. Plaintiffs are the surviving children of decedent Alice P. Thorpe. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett Group LLC. In July 2014, defendants moved to dismiss the complaint. The motion is pending.

Wilt, et al. v. Union Carbide Corporation, et al., Case No. 24-X-12-000529, Circuit Court, Baltimore City (case filed 04/24/14). Two individuals suing. Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants. In July 2014, defendants moved to dismiss the complaint. The motion is pending.

Missouri

Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Jackson County (case filed 05/21/03). Two individuals suing. A status conference is scheduled in February 2015.

New York

Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing. The case is stayed by stipulation of the parties.

Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing. There has been no recent activity in this case.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only remaining defendant. In July 2013, the court granted plaintiffs' motion to restore the case to the active docket calendar. Liggett appealed and the intermediate appellate court affirmed the lower court's decision.

James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing. There has been no recent activity in this case.

Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the industry's 1998 settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs' motion to reargue the decision was denied by the appellate court.

Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing. There has been no recent activity in this case.

Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the industry's 1998 settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010.  Plaintiffs' motion to reargue the decision was denied by the appellate court.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing. There has been no recent activity in this case.

Ohio

Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Cuyahoga County (case filed 08/25/05). Two individuals suing. There has been no recent activity in this case.

West Virginia

Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, Ohio County (case filed 03/20/01). Two individuals suing. There has been no recent activity in this case.

Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, Ohio County (case filed 06/04/01). One individual suing. There has been no recent activity in this case.

II. CLASS ACTION CASES

A.	Smoking Related.

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. After two mistrials, in May 2013, the jury rejected all but one of the plaintiffs' claims, finding in favor of plaintiffs on the claim that ventilated filter cigarettes between 1964 and July 1, 1969 should have included instructions on how to use them. The issue of damages was reserved for further proceedings not yet scheduled. The court entered judgment in October 2013, dismissing all claims except the ventilated filter claim. The judgment was affirmed on appeal and remanded to the trial court for further proceedings. A hearing is scheduled for June 8, 2015 to address the remaining disputed issues. If the case were to proceed against Liggett as is, it is estimated that Liggett could be a defendant in less than 25 of the remaining individual cases. In April 2015, the plaintiffs filed a petition for writ of certiorari to the United States Supreme Court.

Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Ohio County (case filed 02/09/98). This class action is brought on behalf of plaintiff's decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The complaint seeks to recover unspecified compensatory and punitive damages for all potential members of the class. The plaintiff alleges that Parsons' use of tobacco products and exposure to asbestos products caused her to develop lung cancer and to become addicted to tobacco. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants (Nitral Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) in the United States Bankruptcy Court for the District of Delaware.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, were exposed to secondhand smoke from cigarettes that were manufactured by the defendants, including Liggett, and suffered injury as a result of that exposure. No class certification hearing has been held. The plaintiffs sought to recover an unspecified amount of compensatory and punitive damages. No class certification hearing has been held. In October 2004, the trial court stayed the Young case pending the outcome of an appeal in Scott v. American Tobacco Co., a case seeking medical monitoring for Louisiana smokers in which Liggett was not a party. The Scott case was tried to a jury which denied the medical monitoring claim but determined instead that the defendants must establish a smoking cessation program. That program is ongoing. The Scott case is now final.
In 2013, plaintiffs’ filed a motion to stay the case.  The defendants did not oppose and the stay was entered by the court.

B.	Price Fixing.

Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001.  In November 2010, codefendants filed a motion for summary judgment. In addition to joining that summary judgment motion, Liggett filed a summary judgment motion in June 2011. In March 2012, the court granted the defendants' motions and dismissed the plaintiffs' claims with prejudice. In July 2014, the court of appeals affirmed the lower court's decision. On August 18, 2014, plaintiffs submitted a petition for review to the Kansas Supreme Court. A decision is pending.

III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.